                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BANPONCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             BANPONCE CORPORATION
                               P.O. BOX 362708
                       SAN JUAN, PUERTO RICO 00936-2708

                               ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, APRIL 25, 1997

                               ---------------

To the Stockholders of BanPonce Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BanPonce Corporation (the "Meeting") for the year 1997 will be held at 10:00 a.m. on Friday, April 25, 1997, on the third floor of the Centro Europa Building, in Santurce, Puerto Rico, to consider and act upon the following matters:

   (1) To elect three (3) directors of BanPonce Corporation (the Corporation) for a three-year term;

   (2) To amend Article First of the Restated Articles of Incorporation to change the name of the Corporation to Popular, Inc;

   (3) To amend Article Fifth of the Restated Articles of Incorporation to increase the authorized numbers of shares of common stock, par value $6, from 90,000,000 to 180,000,000 and of preferred stock from 10,000,000 shares of preferred stock without par value to 20,000,000; and

   (4) To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

   Stockholders of record at the close of business on March 7, 1997, are entitled to notice of and vote at the Meeting.

   You are cordially invited to attend the Annual Meeting. Whether you plan to attend or not, please sign and return the enclosed proxy so that the Corporation may be assured of the presence of a Quorum at the Meeting. A postage-paid envelope addressed to the Corporation is enclosed for your convenience.

San Juan, Puerto Rico, March 19, 1997.


                                              By Order of the Board of Directors


                                                 SAMUEL T. CESPEDES
                                                 Secretary

                             BANPONCE CORPORATION
                               P.O. BOX 362708
                       SAN JUAN, PUERTO RICO 00936-2708

                               ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, APRIL 25, 1997

                               ---------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BanPonce Corporation (the "Corporation") of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on Friday, April 25, 1997, on the third floor of the Centro Europa Building, in Santurce, Puerto Rico, and any adjustments thereof. Enclosed with this Proxy Statement is the Annual Report, including Form 10-K and the financial statements for the year ended December 31, 1996, duly certified by Price Waterhouse as independent public accountants. This Proxy Statement, the enclosed Annual Report and Form 10-K, the Notice of Annual Meeting of Stockholders and the form of the proxy are being sent to stockholders on or about March 19, 1997.

   Properly executed proxies received by the Secretary of the Corporation will be voted at the Meeting in accordance with the instructions that appear therein and for the purposes indicated on the Notice of the Meeting. The Board of Directors does not intend to present any business at the Meeting other than those included in the Notice of Meeting. The Board of Directors at this time knows of no other matters that may come before the Meeting. However, if any new matters requiring the vote of stockholders properly come before the Meeting, proxies may be voted with respect thereto in accordance with the best judgement of Proxyholders, under the discretionary power granted by stockholders to their proxies in connection with general matters.

                           SOLICITATION OF PROXIES

   In addition to solicitation by mail, management may participate in the SOLICITATION of Proxies by telephone, personal interviews or otherwise. The Board of Directors has engaged the firm of Georgeson & Company Inc. to aid in the solicitation of Proxies. The cost of solicitation will be borne by the Corporation and is estimated at $6,500.

                            REVOCABILITY OF PROXY

   Any stockholder giving a proxy has the power to revoke it before the proxy is exercised. The grantor may revoke the proxy by claiming at the Meeting the right to vote by himself the shares of stocks registered in his name or by notice of revocation in writing to the President or Secretary of BanPonce Corporation, P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised.

                              VOTING SECURITIES

The only outstanding voting securities of the Corporation are its shares of common stock, each share of which entitles the holder thereof to one vote. Only common stockholders of record at the close of business on March 7, 1997 (the "Record Date"), will be entitled to vote at the Meeting and any adjournments thereof. On the Record Date there were 66,121,855 shares of common stock of BanPonce Corporation outstanding. The shares covered by any such proxy that are properly executed and received by management before 10:00 a.m. on the day of the Meeting will be voted.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Corporation is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the people appointed by the Corporation as members of the vote-counting committee for the Meeting. For purposes of determining quorum, the members of the vote-counting committee will treat broker non-votes as shares that are present and entitled to vote. A broker non-votes results when a broker or nominee has expressly indicated in the proxy that it does not have discretionary authority to vote on a particular matter. As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.

Directors will be elected by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. As to the proposals to amend the Restated Articles of Incorporation, abstentions and broker non-votes will have the same effect as vote against the proposals to amend the restated articles of incorporation to change the name of the Corporation and to increase the number of authorized shares of the Corporation.

PRINCIPAL STOCKHOLDERS

   Following is the information, to the extent known by the people on whose behalf this solicitation is made, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) who is known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation's voting securities.



                                                               AMOUNT AND NATURE      PERCENT
                                                                 OF BENEFICIAL           OF
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP          CLASS(2)
--------------      ------------------------------------           ---------          --------

Common............  Banco Popular de Puerto Rico (the "Bank")
                    As Trustee for Banco Popular de Puerto Rico
                    Retirement Plan                                2,836,430

                    The Bank as Trustee for the Profit Sharing
                    Plan for the Employees of Banco Popular
                    de Puerto Rico                                 2,660,696
                                                                   ---------
                                                                   5,497,126 (3)      8.3136

Common............  State Farm Mutual Automobile Insurance
                    Company                                        3,670,062 (4)      5.5505


------------------

(1)   As of February 28, 1997.
(2)   Based on 66,121,855 shares of common stock outstanding.
(3) The Bank, as Trustee, administers both Plans through their Administrative Committees, with sole voting and investment power.
(4)   On January 3, 1997, State Farm Mutual Automobile Insurance Company
      ("State Farm") and affiliated entities filed a joint statement on Schedule 13-G with the Securities and Exchange Commission reflecting its holdings as of December 31, 1996. According to said statement, State Farm and its affiliates might be deemed to constitute a "group" within the meaning of
      Section 13(d)(3) of the Securities and Exchange Act of 1934. State Farm and its affiliates could also be deemed to be the beneficial owners of 3,670,062 shares of BanPonce Corporation. However, State Farm and each such affiliate disclaim beneficial ownership as to all shares as to which each such person has no right to receive the proceeds of sale of the shares, and also disclaim that they constitute a "group".

                    SHARES BENEFICIALLY OWNED BY DIRECTORS,
               NOMINEES AND EXECUTIVE OFFICERS OF THE CORPORATION

         Following is the information, as of February 28, 1997, as to equity securities of the Corporation beneficially owned by all current directors, nominees, the most highly compensated Executive Officers of the Corporation who are not directors and the total owned by directors, nominees and all Executive Officers of the Corporation as a group:

                                  COMMON STOCK

Name                                         Title of       Amount and Nature      Percent of
----                                          class      of Beneficial Ownership    class(1)
                                              -----      -----------------------    --------
Alfonso F. Ballester .......................  Common            689,104(3)          1.0422
Juan J. Bermudez ...........................  Common            138,122(4)           .2089
Francisco J. Carreras ......................  Common              5,474              .0083
Richard L. Carrion .........................  Common            511,698(5)           .7739
David H. Chafey, Jr. .......................  Common             31,628              .0478
Luis E. Dubon, Jr. .........................  Common            885,594(6)          1.3393
Antonio Luis Ferre .........................  Common          1,424,340(7)          2.1541
Hector R. Gonzalez .........................  Common            262,263(8)           .3966
Jorge A. Junquera ..........................  Common             18,909(9)           .0286
Manuel Morales, Jr. ........................  Common            348,982(10)          .5278
Alberto M. Paracchini ......................  Common             55,812(11)          .0844
Francisco Perez, Jr. .......................  Common                483              .0007
Francisco M. Rexach, Jr. ...................  Common             60,521(12)          .0915
Jose E. Rossi ..............................  Common             44,756(13)          .0677
Felix J. Serralles, Jr. ....................  Common            179,830(14)          .2720
Emilio Jose Venegas ........................  Common            163,868(15)          .2478
Julio E. Vizcarrondo, Jr. ..................  Common            556,939(16)          .8423
Maria Isabel P. de Burckhart ...............  Common             23,443(17)          .0355
Roberto R. Herencia ........................  Common                 36(18)          .0001
Larry B. Kesler ............................  Common             17,816              .0269
Humberto Martin ............................  Common             29,490              .0446
Emilio E. Pinero ...........................  Common             13,229              .0200
Carlos Rom, Jr. ............................  Common              5,800(19)          .0088
All Directors and Executive Officers
  of the Corporation as a group ............  Common          5,468,137             8.2698

                                PREFERRED STOCK

Name                                         Title of       Amount and Nature      Percent of
----                                          class      of Beneficial Ownership    class(1)
                                              -----      -----------------------    --------
Luis E. Dubon, Jr. .........................  Preferred           7,375(20)          .1844
Alberto M. Paracchini ......................  Preferred           7,000              .1750
All Directors and Executive Officers
  of the Corporation as a group ............  Preferred          14,375              .3594

----------
(1)      Based on 66,121,855 shares of common stock outstanding.
(2)      Based on 4,000,000 shares of preferred stock outstanding.
(3) Mr. Ballester owns 687,104 shares and has indirect investment power over 2,000 shares owned by his wife. Excludes 600,964 shares owned by his sister, Mrs. Griselda Ballester, as to all of which shares Mr. Ballester disclaims indirect voting power.

(4) Excludes 5,839 shares owned by his wife, as to which Mr. Bermudez disclaims indirect voting power.
(5) Mr. Carrion owns 137,193 shares and also has indirect investment power over 11,961 shares owned by his children. Junior Investment Corporation owns 2,080,000 shares of the Corporation. Mr. Carrion owns 17.43% of the shares of said corporation.
(6) Mr. Dubon owns 91,266 shares and has a power of attorney over 57,608 shares owned by his wife, Mrs. Myrta A. Dubon, over 35,829 shares held in trust for his children and 700,891 shares owned by various corporations and members of his family in which Mr. Dubon has direct or indirect ownership.
(7) Mr. Ferre has indirect investment and voting power and claims beneficial ownership of 1,424,340 shares of the Corporation. Mr. Ferre owns 384 shares and has indirect investment and voting power over 249,600 shares owned by Alfra Investment Corp. and 200 shares owned by his wife. Mr. Ferre owns 87.18% of Ferre Investment Fund, Inc., which owns 455,800 shares of the Corporation. Mr. Ferre also owns 67.25% of the shares of El Dia, Inc., and has indirect voting power over Alfra Investment Corp., which owns 19.94% of El Dia, Inc., which owns in turn 718,356 shares of the Corporation.
(8) Mr. Gonzalez owns 253,587 shares and has voting and investment power over 8,676 shares of the Corporation owned by TPC Financial Services, Inc. of which he is President and Chief Executive Officer.
(9) Mr. Junquera owns 18,694 shares and has indirect investment power over 215 shares owned by his daughter.
(10) Mr. Morales owns 158,928 shares and has voting power over 190,054 shares owned by his parents, as their attorney-in-fact.
(11) Excludes 632 shares owned by his wife, as to which Mr. Paracchini disclaims beneficial ownership.
(12) Mr. Rexach owns 35,521 shares and has voting power over 20,000 shares owned by his mother, as her attorney-in-fact, and over 5,000 shares held by Capital Assets, Inc. as President and shareholder.
(13) Mr. Rossi owns 17,537 shares and has indirect investment power over 27,219 shares owned by his daugthers.
(14) Mr. Serralles Nevares owns 113,376 shares, and has indirect voting power over 5,146 shares owned by his wife. Mr. Serralles owns 100% of the shares of each of Capitanejo, Inc. and Fao Investment, Inc., which own 58,510 and 2,798 shares, respectively, of the Corporation.
(15) Mr. Venegas owns 15,384 shares, and also has indirect investment power over 15,000 shares owned by his wife. Mr. Venegas also has indirect voting and investment power over the 30,000 shares of the Corporation owned by Venegas Construction Corporation, of which he is stockholder and secretary, over the 103,484 shares of the Corporation owned by Sanson Corporation, of which he is President and stockholder.
(16) Mr. Vizcarrondo owns 99,440 shares and has indirect voting power over 89,131 shares owned by his wife and children. Mr. Vizcarrondo's wife owns 17.71% of the shares of Junior Investment Corporation, which owns 2,080,000 shares of the Corporation. Mr. Vizcarrondo has indirect voting and investment power over 300 shares held in trust by Vicar Enterprises, Inc. for the benefit of his children, for which he disclaims beneficial ownership. Mr. Vizcarrondo also disclaims beneficial ownership over 62,523 shares owned by DMI Pension Trust, where he serves as trustee and member of the investment committee. Excluded also are 11,452 shares owned by Mr. Vizcarrondo as trustee of the Suarez Toro Trust, which owns said shares of the Corporation, of which he disclaims beneficial ownership.
(17) Mrs. Burckhart owns 22,020 shares and has indirect voting power over 800 shares held by her husband and over 623 shares held by her husband as custodian for her daughters.
(18)     Mr. Herencia acquired 5,141 additional shares on March 3, 1997.
(19) Mr. Rom owns 5,497 shares and has indirect voting power over 69 shares owned by his wife and 234 shares held by him as custodian for various members of his family.
(20) Mr. Dubon owns 1,000 preferred shares, and has indirect beneficial ownership over 5,875 preferred shares held in trust by Mr. Luis E. Dubon, Jr. for several people. Mr. Dubon also has indirect ownership over 500 preferred shares owned by Fundacion Gogui, Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its 1996 fiscal year, pursuant to Section 16(a) of the Securiries Exchange Act of 1934, the following people, subject to
Section 16(a), failed to file on a timely basis:

Name                            Number of late reports   Number of transactions
----                            ----------------------   ----------------------
Juan J. Bermudez                        1                         2
Francisco J. Carreras                   1                         2
Antonio Luis Ferre                      1                         4
Franklin A. Mathias                     2                         2
Manuel Morales, Jr.                     1                         2
Francisco M. Rexach, Jr.                2                         2
Jose E. Rossi                           1                         3
Felix J. Serralles, Jr.                 1                         1
Emilio Jose Venegas                     1                         5
Julio E. Vizcarrondo, Jr.               2                         2
Maria Isabel P. de Burckhart            1                         1

         The Corporation has no knowledge of any additional failure to file a required Form.

                       BOARD OF DIRECTORS AND COMMITTEES
                       PROPOSAL 1: ELECTION OF DIRECTORS

         The Certificate of Incorporation and the By-laws of the Corporation establish a classified Board of Directors pursuant to which the Board of Directors is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

         At the Meeting, three (3) directors assigned to "Class 1" are to be elected until the 2000 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The directors nominated for election are: Salustiano Alvarez Mendez, Alfonso F. Ballester and Jorge A. Junquera. All of the above will serve for three (3) years until the 2000 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The remaining 12 directors of the Corporation will serve as directors, as follows: until the 1998 Annual Meeting of Stockholders of the Corporation, in the case of those five directors assigned to "Class 2", and until the 1999 Annual Meeting of Stockholders, in the case of those seven directors assigned to "Class 3", or in each case until their successors are duly elected and qualified.

         The policy of the Board of Directors, as set forth in a resolution adopted on January 8, 1991, provides that no person shall be nominated for election or reelection as director of the Board if at the date of the Annual Meeting of Stockholders or during the term to be served such person attains seventy two (72) years of age. Messrs. Emilio Jose Venegas and Jose Rossi would attain seventy two (72) years of age during the term to be served. In accordance with Board policy, Messrs. Venegas and Rossi will not be nominated for reelection as director. Mr. Francisco Perez, Jr. declined to be renominated for reelection. Mr. Perez's decision is not due to disagreement with the Corporation or with any matter relating to the Corporation's operations.

         The people named as proxies in the accompanying Form of Proxy have advised the Corporation that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies FOR the election of the three nominees named before, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board of Directors may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

         Information relating to principal occupation and business experience during the past five (5) years (including position held with the Corporation or the Bank), age and the period during which each director has served is set forth below.

                               BOARD OF DIRECTORS
                       NOMINEES FOR ELECTION AS DIRECTORS
                            (TERMS EXPIRING IN 2000)
                               CLASS 1 DIRECTORS

                                                                                           DIRECTOR OF
                                         PRINCIPAL OCCUPATION AND BUSINESS               THE CORPORATION
         NAME              AGE         EXPERIENCE DURING THE PAST FIVE YEARS                  SINCE
         ----              ---         -------------------------------------                  -----
Salustiano Alvarez.........67     President and Director of Mendez & Company,                 Nominee
                                    Inc., food and liquor importers. Director of
                                    International Shipping Agency, Inc.,
                                    shipping agents. Director of Menaco Corp.
                                    and Bamco Products Corp. Director of Banco
                                    de Ponce from 1981 to 1990 and of the Bank
                                    from 1991 to April 1997.



Alfonso F. Ballester.......67     Vice Chairman of the Board of the                            1990
                                    Corporation and the Bank. President of
                                    Ballester Hermanos, Inc. (Wholesale of
                                    provisions and liquors). Director of Popular
                                    International Bank, Inc., BanPonce Financial
                                    Corp, Equity One, Inc., and Popular Leasing
                                    & Rental, Inc. Director of the Bank since
                                    1975.



Jorge A. Junquera..........48     Supervisor of the Financial Management                       1990
                                    Group, the U.S. Operations and the Caribbean
                                    and Latin America Expansion Group since
                                    January 1996. Supervisor of the Bank's
                                    Retail Banking Group until December 1995.
                                    Senior Executive Vice President since
                                    October 1995. Executive Vice President of
                                    the Bank since 1980. President and Director
                                    of Popular International Bank, Inc. and
                                    BanPonce Financial Corp since January 1996.
                                    Director of Equity One, Inc., Popular
                                    Consumer Services, Inc., Popular Mortgage
                                    Inc., Pioneer Bancorp, Inc., Banco Popular,
                                    Illinois, CombanCorp, Banco Popular, N.A.
                                    (California), Citizens Bank Limited,
                                    Jamaica, and Popular Leasing & Rental, Inc.
                                    Chairman of the Board of BP Capital Markets,
                                    Inc. since January 1996, and of Puerto Rico
                                    Tourism Company and Hotel Development Co.
                                    since 1993. Director of YMCA since 1988.
                                    Director of the Bank since 1990.

                                OTHER DIRECTORS
                               CLASS 2 DIRECTORS
                            (TERMS EXPIRING IN 1998)

                                                                                           DIRECTOR OF
                                         PRINCIPAL OCCUPATION AND BUSINESS               THE CORPORATION
         NAME              AGE         EXPERIENCE DURING THE PAST FIVE YEARS                  SINCE
         ----              ---         -------------------------------------                  -----
Luis E. Dubon, Jr..........62     Attorney-at-Law and Investor. Partner of the                1984
                                    law firm Dubon & Dubon. Director and
                                    stockholder of D Group Capital Corporation,
                                    D Group Corporation, Delta Maintenance
                                    Services Inc. Director and partner of D
                                    Group Equity Holding Associates, S. en C.
                                    por A., S.E., D Group Commercial Equities
                                    Associates S. en C. por A., S.E. Director of
                                    American Investment Corp., Fundacion Gogui,
                                    Inc. Carite Resorts Associates, S.en C. por
                                    A., S.E., Carite Resorts GP, Inc., Carolina
                                    Developers Associates, S.en C. por A., S.E.,
                                    Contorno Developers Associates, S. en C. por
                                    A., S.E., Contorno Developers GP, Inc., D
                                    Group Commercial Equities GP, Inc., D Group
                                    Equities Management Services, Inc., D Group
                                    Equity Holding GP, Inc., D Group Realty
                                    Services, Inc., Delta Engineering Services,
                                    Inc., Delta Parking System Corporation,
                                    Dubon Corporation, Executive Habitats, Inc.,
                                    Galeria del Condado Associates, S.en C. por
                                    A., S.E.,

                                                                                           DIRECTOR OF
                                         PRINCIPAL OCCUPATION AND BUSINESS               THE CORPORATION
         NAME              AGE         EXPERIENCE DURING THE PAST FIVE YEARS                  SINCE
         ----              ---         -------------------------------------                  -----
                                    Galeria del Condado GP, Inc., Imporexco,
                                    Inc., Lujoma Corporation, Marina Developers
                                    (Carolina) GP, Inc., Mercantil Caguax
                                    Associates, S. en C. por A., S.E., Mercantil
                                    Caguax GP, Inc., Mercantil Mayaguez
                                    Associates, S. en C. por A., S.E., Mercantil
                                    Mayaguez GP, Inc., Mercantil Pinero
                                    Associates, S. en C. por A., S.E., Mercantil
                                    Pinero GP, Inc., Mercantil San Patricio
                                    Associates, S. en C. por A., S.E., Mercantil
                                    San Patricio GP, Inc., Metro Center
                                    Associates, S. en C. por A., S.E., Metro
                                    Center GP Corporation, Plaza Bellas Artes
                                    GP, Inc., Plaza Bellas Artes Associates Uno
                                    S. en C. por A., S.E., Plaza Bellas Artes
                                    Associates Dos S. en C. por A., S.E., Plaza
                                    Bellas Artes Associates Tres S. en C. por
                                    A., S.E., Plaza Bellas Artes Associates IV,
                                    S. en C. por A., S.E., Plaza del Condado
                                    Associates, S. en C. por A., S.E., Plaza del
                                    Condado GP, Inc., Portilla Corporation,
                                    Puerta del Condado Associates, S. en C. por
                                    A., S.E., Puerta del Condado GP Inc., Resort
                                    Equities Developers GP, Inc., San Jose
                                    Building Associates, S. en C. por A., S.E.,
                                    San Jose Building GP, Inc., Title &
                                    Corporate Services Corporation and San Jose
                                    Development, Inc. Director of Banco de Ponce
                                    from 1973 to 1990. Director of the Bank
                                    since 1990.

Hector R. Gonzalez.........63     President and Chief Executive Officer of TPC                1984
                                    Communications of PR, Inc. owner and
                                    operator of cable television systems.
                                    President and Chief Executive Officer of TPC
                                    Financial Services, Inc., TPC Cable Media,
                                    TelePonce Cable TV and Telecell Systems.
                                    Director of Damas Foundation, Inc. Director
                                    of Popular Consumer Services, Inc. and
                                    Popular Mortgage, Inc. Director of Banco de
                                    Ponce from 1973 to 1990. Director of the
                                    Bank since 1995.

Manuel Morales, Jr.........51     President of Selarom Capital Group, Inc.                    1990
                                    President of Parkview Realty, Inc. President
                                    of the Atrium Office Center, Inc. Honorary
                                    General Consul of Japan in San Juan. Trustee
                                    of Sacred Heart University and Caribbean
                                    Environmental Development Institute. Member
                                    of the Board of Directors of Better Business
                                    Bureau. Member of the Board of Trustees of
                                    Fundacion Banco Popular, Inc. Director of
                                    the Bank since 1978.

Francisco M. Rexach, Jr....59     President of Ready Mix Concrete, Inc.                       1990
                                    President of Capital Assets, Inc. since
                                    November 1995. Director of Popular Leasing &
                                    Rental, Inc. Director of the Bank since
                                    1984.

Julio E. Vizcarrondo, Jr...62     Civil Engineer. President/Partner and Chief                 1990
                                    Executive Officer of Desarrollos
                                    Metropolitanos, S.E., VMV Enterprises Corp.,
                                    Resort Builders, S.E., Metropolitan
                                    Builders, S.E., Institutional Builders,
                                    S.E., corporations engaged in the
                                    development and construction of residential,
                                    commercial, industrial and institutional
                                    projects in Puerto Rico. Director of the
                                    Bank since 1984.

                               CLASS 3 DIRECTORS
                            (TERMS EXPIRING IN 1999)

                                                                                           DIRECTOR OF
                                         PRINCIPAL OCCUPATION AND BUSINESS               THE CORPORATION
         NAME              AGE         EXPERIENCE DURING THE PAST FIVE YEARS                  SINCE
         ----              ---         -------------------------------------                  -----
Juan J. Bermudez...........59     Electrical Engineer. Partner of Bermudez and                1990
                                    Longo, S.E., Decemcor, S.E., Unisouth, S.E.,
                                    Unicenter, S.E., Unicourts, S.E., Unieast,
                                    S.E., Unigardens, S.E., Uninorth, S.E.,
                                    Baldwin Development, S.E., Paseo Sereno,
                                    S.E. and PCME Commercial, S.E. Principal
                                    Stockholder and Director of BL Management,
                                    Corp., Paseomar Corp., PCME Development,
                                    Inc. Principal stockholder of G.S.P. Corp.
                                    and Unimanagement Corp. Director of the Bank
                                    since 1985.

Francisco J. Carreras......64     Former professor of the University of Puerto                1990
                                    Rico. Member of the Board of Trustees of
                                    Fundacion Banco Popular, Inc. Executive
                                    Director of Fundacion Angel Ramos, Inc.
                                    Director of the Bank since 1979.

Richard L. Carrion.........44     Chairman, President and Chief Executive                     1990
                                    Officer ("CEO") of the Corporation, of the
                                    Bank and Banco Popular, FSB. Chairman of
                                    Popular International Bank, Inc. and
                                    BanPonce Financial Corp. Chairman of the
                                    Board of Trustees of Fundacion Banco
                                    Popular, Inc. Director of Equity One, Inc.,
                                    Popular Consumer Services, Inc., Popular
                                    Leasing & Rental, Inc., Pioneer Bancorp,
                                    Inc., Popular Mortgage, Inc., CombanCorp and
                                    BP Capital Markets, Inc. Member of the Board
                                    of Trustees of the American Management
                                    Association. Member of Puerto Rico's
                                    Commission for the 2004 Olympiad. Member of
                                    the International Olympic Committee. Member
                                    of the Board of Directors and Compensation
                                    Committee of Pueblo Xtra International, Inc.
                                    until March 31, 1995. Chairman and President
                                    of Puerto Rico Investors Tax-Free Funds,
                                    Inc. I, II, III, IV and of Puerto Rico
                                    Tax-Free Target Maturity Fund, Inc. Member
                                    of the Board of Directors of the Company for
                                    the Development of the Cantera Peninsula and
                                    the Board of Trustees of the Puerto Rico
                                    Committee for Economic Development. Director
                                    of NYNEX Corporation (registered public
                                    company). Director of the Bank since 1982.

David H. Chafey, Jr........43     Supervisor of Bank's Retail Banking Group                   1996
                                    since January 1996. Supervisor of the
                                    Financial Management Group and U.S.
                                    Operations until December 1995. Senior
                                    Executive Vice President since October 1995.
                                    Executive Vice President of the Bank since
                                    January 1990. Chairman of BP Capital
                                    Markets, Inc. until January 1996. Executive
                                    Vice President and Director of Popular
                                    International Bank, Inc. and BanPonce
                                    Financial Corp. President of Popular
                                    International Bank, Inc. and BanPonce
                                    Financial Corp until December 1995. Director
                                    of Equity One, Inc., Popular Consumer
                                    Services, Inc., Popular Leasing & Rental,
                                    Inc., BP Capital Markets, Inc., Pioneer
                                    Bancorp, Inc. and Banco Popular, FSB.
                                    Chairman of the Puerto Rico Telephone
                                    Authority since 1993. Executive Vice
                                    President of Puerto Rico Investors Tax-Free
                                    Fund, Inc. I, II, III, IV and Puerto Rico
                                    Tax-Free Target Maturity Fund, Inc. Director
                                    of the Bank since 1994.

Antonio Luis Ferre.........63     Vice Chairman of the Board of the Corporation               1984
                                    and the Bank. Chairman of the Board of
                                    Puerto Rican Cement Co., Inc. (registered
                                    public company), manufacturers of cement and
                                    allied products. President and Editor of El
                                    Dia, Inc., a newspaper publishing company.
                                    Director of Metropolitan Life Insurance
                                    Company (registered company under the
                                    Investment Company Act of 1940). Member of
                                    the Director's Committee of Metropolitan
                                    Life Insurance Company since January 1,
                                    1996. Director of Pueblo Xtra International,
                                    Inc. until March 1995. Director of Pueblo
                                    Xtra Supermarkets. Director of Banco de
                                    Ponce from 1959 to 1990. Director of the
                                    Bank since 1990.

Alberto M. Paracchini......64     Former Chairman of the Board of the                         1984
                                    Corporation and the Bank. Former Chairman of
                                    BanPonce Financial Corp, Equity One, Inc.,
                                    Popular Consumer Services, Inc. and Popular
                                    Leasing & Rental, Inc. Member of the Board
                                    of Trustees of Fundacion Banco Popular, Inc.
                                    Chairman of the Board of Trustees, Sacred
                                    Heart University in San Juan, Puerto Rico.
                                    Director of Puerto Rican Cement Co., Inc.
                                    (registered public company). Director of HDA
                                    Management Corp. since 1993. Director of
                                    Equus Management Co. and Managing General
                                    Partner of Equus Gaming Co., L.P. (listed on
                                    the American Stock Exchange). Director of
                                    Venture Capital Fund, Inc. Executive Officer
                                    of the Corporation from 1984 to April 1993.
                                    Director of Banco de Ponce from 1959 to
                                    1990. Director of the Bank since 1990.

Felix J. Serralles, Jr.....62     President and Chief Executive Officer of                    1984
                                    Empresas Serralles, Inc. and of its
                                    subsidiary Destileria Serralles, Inc.,
                                    manufacturers and distributors of distilled
                                    spirits, and of its affiliate Mercedita
                                    Leasing, Inc. Director of Banco de Ponce
                                    from 1966 to 1990. Director of the Bank
                                    since 1990.

                              STANDING COMMITTEES

         The Board of Directors of the Corporation met on a monthly basis during 1996. All directors, except Antonio Luis Ferre, Alberto M. Paracchini and Felix
J. Serralles, Jr. attended 75% or more of the meetings of the Board of Directors and the committees of the Board of Directors on which such directors served.

         The Corporation's Board of Directors has a standing Audit and Executive Committee. The Board of Directors of the Bank, the principal subsidiary of the Corporation, has a standing Human Resources and Compensation Committee that may review compensation matters for the Corporation. There is no standing Nominating Committee but the Executive Committee charter provides that said the Executive Committee may exercise the power to nominate directors. Information regarding the Audit and Human Resources Committees follows:

AUDIT COMMITTEE

         The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Corporation, and compliance with applicable laws and regulations. The Committee meets with the Corporation's independent external auditors to review their audit procedures, the report on their examination of the Corporation's financial statements, and their comments on the system of internal controls. Also, the Committee oversees the internal audit function and reviews the reports prepared by the Auditing Division on their examinations of the operating and business units and for any other special examinations that may be required. The Committee held four meetings during the fiscal year ended December 31, 1996.

         The Committee members during 1996 were: Francisco J. Carreras, Luis E. Dubon, Jr., Hector R. Gonzalez, Manuel Morales, Jr. and Emilio Jose Venegas. None of the members of the committee are officers or employees of the Corporation or any of its subsidiaries.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

         The functions of the Human Resources and Compensation Committee include reviewing the compensation and benefits of management and employees, reviewing the policies related to the performance and compensation of management and employees, and reviewing the long-range planning for executive development and succession. The Committee held one meeting during the fiscal year ended December 31, 1996.

         The Committee members during 1996 were: Salustiano Alvarez Mendez, Esteban D. Bird, Hector R. Gonzalez, Francisco M. Rexach, Jr. and Julio E. Vizcarrondo, Jr. None of the members of the Committee are officers or employees of the Corporation or any of its subsidiaries.

                           COMPENSATION OF DIRECTORS

         Directors who are not employees of the Corporation and its subsidiaries were entitled to be reimbursed for certain expenses up to $12,000 annually. Effective August 15, 1996, the Board of Directors of the Corporation established a Stock Deferment Plan, pursuant to which each outside director of the Corporation will be given the option to defer all or a portion of the $12,000 annual retainer. The deferred portion, plus an additional amount of $0.25 for each dollar so deferred, is being applied toward the purchase in the open market of shares of the Corporation's common stock on behalf of the director, with the certificates representing such shares to be retained by the Corporation until the director's membership in every Board terminates. In addition, each director shall have the right to vote and to receive any dividends payable on the shares held for said director under the Plan, but no such shares shall be sold, transferred, assigned, pledged or in any other way encumbered by the director until the certificates representing such shares are delivered to the director. In the event that a director is removed for cause from office by appropriate corporate action or under authority of law, said director (1) shall be obligated to sell to the Corporation all of the shares acquired with the deferred retainer amount at a price equal to the lower of (a) the actual cost of the purchase of said shares and (b) the market price of said shares on the date the director was discharged, and (2) shall forfeit to the Corporation all of the shares purchased with any additional contribution.

         In addition, directors receive $750 for attending each Board of Directors' meeting, $1,000 for attending each Executive Committee meeting and $500 for attending each of the other committee meetings. Directors who are employees do not receive fees for attending Board of Directors or committee meetings.

                               EXECUTIVE OFFICERS

         The following table sets forth the names of the executive officers (the "Executive Officers") of the Corporation including their age, business experience during the past five (5) years and the period during which each such person has served as an Executive Officer of the Corporation or the Bank.

                                                                                                                  EXECUTIVE
                                                                                                                   OFFICER
                                                                                                                    OF THE
                                                                    PRINCIPAL OCCUPATION AND BUSINESS            CORPORATION
         NAME                    TITLE               AGE          EXPERIENCE DURING THE PAST FIVE YEARS             SINCE
         ----                    -----               ---          -------------------------------------             -----
Richard L. Carrion ........Chairman, President        44     See under "Board of Directors"                          1990
                           and  CEO

Jorge A. Junquera .........Senior Executive           48     See under "Board of Directors"                          1990
                           Vice President

David H. Chafey, Jr. ......Senior Executive           43     See under "Board of Directors"                          1990
                           Vice President

Maria Isabel P.
   de Burckhart ...........Executive                  47     Supervisor of the Administration Group.                 1990
                           Vice President                      Executive Vice President of the Bank since
                                                               January 1990. Executive Vice President of
                                                               BanPonce Financial Corp. Member of the Board
                                                               of Trustees of Fundacion Banco Popular, Inc.
                                                               Member of the Board of Directors of
                                                               Fundacion Ana G. Mendez since 1992. Member
                                                               of the Board of Directors of Puerto Rico
                                                               Community Foundation since 1993. Member of
                                                               the Board of Directors of Puerto Rico
                                                               Convention Bureau since 1993.

Roberto R. Herencia .......Executive                  37     Head of the Corporation's U.S. business                 1997
                           Vice President                      expansion. Executive Vice President since
                                                               January 1997. Director of BanPonce Financial
                                                               Corp, Banco Popular, FSB, Equity One, Inc.,
                                                               Pioneer Bancorp, Inc., Banco Popular,
                                                               Illinois, Banco Popular, N.A. (California)
                                                               and CombanCorp. Senior Vice President from
                                                               December 1991 to December 1996. Vice
                                                               President and U.S. Senior Credit Officer
                                                               from April to December 1991.

Larry B. Kesler ...........Executive                  59     Supervisor of the Retail Credit and the                 1990
                           Vice President                      Virgin Islands Region. Executive Vice
                                                               President of the Bank since January, 1990.
                                                               Executive Vice President of BanPonce
                                                               Financial Corp. Chairman of the Boards of
                                                               Directors of Equity One, Inc., Popular
                                                               Consumer Services, Inc. and Popular
                                                               Mortgage, Inc.

                                                                                                                  EXECUTIVE
                                                                                                                   OFFICER
                                                                                                                    OF THE
                                                                    PRINCIPAL OCCUPATION AND BUSINESS            CORPORATION
         NAME                    TITLE               AGE          EXPERIENCE DURING THE PAST FIVE YEARS             SINCE
         ----                    -----               ---          -------------------------------------             -----
Humberto Martin ...........Executive                  51       Supervisor of the Operations Group.                   1986
                           Vice President                        Executive Vice President of the Bank since
                                                                 November 1986. Executive Vice President of
                                                                 BanPonce Financial Corp.

Emilio E. Pinero ..........Executive                  48       Supervisor of the Commercial Banking Group.           1990
                           Vice President                        Executive Vice President of the Bank since
                                                                 January 1990. Chairman of the Board of
                                                                 Popular Leasing & Rental, Inc. since April
                                                                 1995. Director of Popular Mortgage, Inc.
                                                                 since January 1995. Member of the Board of
                                                                 Directors of Robert Morris Associates since
                                                                 1995. Member of the Board of Trustees of
                                                                 Fundacion Felisa Rincon de Gautier and
                                                                 Fundacion Sor Isolina Ferre, since 1995.
                                                                 Member of the Board of Trustees of Inter
                                                                 American University of Puerto Rico since
                                                                 1994. Executive Vice President of BanPonce
                                                                 Financial Corp.

Carlos Rom, Jr. ...........Executive                  40       Head of the Corporation's Caribbean and Latin         1997
                           Vice President                        America business expansion. Executive Vice
                                                                 President since January 1997. Director of
                                                                 Citizens Bank Limited, Jamaica since March
                                                                 1996, and of ATH Dominicana, Inc. since
                                                                 December 1995. Senior Vice President from
                                                                 September 1995 to December 1996.

Carlos J. Vazquez .........Executive                  38       Head of the Corporation's Risk Management Area.       1997
                           Vice President                        Executive Vice President since March 1997.


Samuel T. Cespedes ........Secretary of the           60       Attorney-at-Law. Proprietary partner of the           1991
                           Board of Directors                    law firm McConnell, Valdes. Secretary of the
                                                                 Board of Directors of the Bank since 1991.
                                                                 Secretary of the Board of Directors of
                                                                 BanPonce Financial Corp, Equity One, Inc.,
                                                                 Popular Leasing & Rental, Inc. and Popular
                                                                 Consumer Services, Inc.

                              FAMILY RELATIONSHIPS

         Mr. Richard L. Carrion, Chairman of the Board, President and CEO of the Corporation and the Bank, is brother-in-law of Mr. Julio E. Vizcarrondo, Jr., Director. Mr. Alfonso F. Ballester, Director, is brother-in-law of Mr. Hector R. Gonzalez, Director.

OTHER RELATIONSHIPS AND TRANSACTIONS

During 1996 the Bank engaged the legal services of the law firm of Dubon & Dubon of which director Luis E. Dubon, Jr. is a partner, and of McConnell, Valdes of which Mr. Samuel T. Cespedes, Secretary of the Boards of Direc-tors of the Corporation and the Bank, is a partner. The amount of fees paid to Dubon & Dubon by the Corporation and its subsidiaries during 1996 fiscal year was $248,045. The amount of fees paid to McConnell, Valdes did not exceed 5% of the law firm's revenues for its last full fiscal year.

         The Bank has had loan transactions with the Corporation's directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms as those prevailing for comparable loan transactions with other people and subject to the provisions of the Banking Act of the Commonwealth of Puerto Rico and the applicable federal laws and regulations. The extensions of credit have not involved nor presently involve more than normal risks of collectibility or other unfavorable features.

                         EXECUTIVE COMPENSATION PROGRAM
             REPORT OF THE BANK'S HUMAN RESOURCES AND COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

         The Bank's Human Resources and Compensation Committee ("The Human Resources Committee") consists of five non-employee directors. The Committee endeavors to keep abreast of competitive compensation practices in regard to salaries, incentives compensation and supplemental programs, that will retain top-quality executive officers who will enhance shareholder value through sustained growth.

         The Human Resources Committee evaluates and recommends to the Board of Directors the Corporation's compensation policy for the Chairman, President and CEO, and Executive Officers. The Human Resources Committee considers among other factors, competitive pay practices for developing a stronger relationship between executive compensation and the Bank's long-term performance. It is kept appraised of such competitive pay practices by an independent consultant who conducts a periodical analysis of executive compensation of a peer group of financial institutions similar in size, scope and business orientation ( the "Peer Group"). On an annual basis the banking peer group used by the Committee for comparison purposes is reviewed in light of industry developments, and significant mergers/acquisitions, to ensure that it is consistent with the Corporation's size and focus. The Peer Group currently consists of eleven regional banking organizations with a retail banking emphasis. The Peer Group used for this purpose has no intentional relation to the companies included in the S&P 500 Index or the S&P Bank Composite Index against which the Corporation's shareholder return is compared in the Corporation's performance graph included on page 20.

         The Executive Compensation Program for principal officers of the Corporation's subsidiaries is set according to the industry and geographical area in which they operate, and is approved by the Board of Directors of each entity.

CHAIRMAN OF THE BOARD, PRESIDENT AND CEO, MR. RICHARD L. CARRION

         Effective March 1996, Mr. Carrion's base salary was increased to $500,000 in order to align base compensation to Peer Group's levels, more specifically, to the corresponding performance quartile within the Peer Group. Commencing in 1996 and prospectively thereafter, the Corporation's Executive Committee requires Mr. Carrion to submit to the Committee a plan setting forth both quantitative and intangible goals applicable to each year. Evaluations will be made considering the goals set forth in the yearly plan.

         The Executive Committee evaluates Mr. Carrion's performance by taking into consideration the growth of the organization, implementation of a diversification strategy, achievement of financial goals, improvements to the product and service delivery system and development of human resources. The weight and significance accorded to these factors is subjective in nature and the weight assigned to each factor in determining compensation adjustments cannot be quantified.

         Mr. Carrion participates in an annual incentive program designed to enhance achievement of short-term financial goals and to increase shareholder value. The first incentive component could represent 15% of base salary if net income target is met, and if the net income target is exceeded it could reach 25%. Although the threshold continues to be 100% of target, the Human Resources Committee may recommend a discretionary bonus if results obtained are at least 95%
of the pre-established financial target. The second component, designed to enhance an increase in shareholder value, could range from 5% to 30% of base salary, depending on the return on equity (ROE) obtained. Additionally, the bonus award may be increased by 25% when shareholder return exceeds 20% annually on a consecutive three-year period. Total shareholder return is calculated by taking into account the compounded annual yield of the stock, considering the market appreciation, dividends paid and dividend reinvestment. The maximum total incentive bonus that may be awarded could be 68.75% of basic salary if all components of the bonus program are achieved.

         In 1996, all pre-established financial goals were exceeded and a bonus of 68.75% was awarded. Net income after tax for the Corporation was 12% over budget, ROE achieved was 15 basis points over the predetermined target of 16.00%, and total shareholder return surpassed 20% annually for the three-year period ended December 31, 1996.

EXECUTIVE OFFICERS

         The group of Executive Officers is composed of two Senior Executive Vice Presidents and seven Executive Vice Presidents, all of whom participate in the Profit Sharing, Annual Incentive and Long-Term Incentive Plans, except for Mr. Carlos Vazquez, who has to wait the required period of one year of service to participate in the Profit Sharing Plan. The President and CEO recommends to the Board of Directors of the Bank, for their approval, the salary increases and the bonuses to be awarded to the Executive Officers pursuant to the incentive plans.

         The salary increase program allows discretionary salary increases based on individual performance to be twice than that based on team increases. It provides the CEO the opportunity to recognize changes in individual responsibilities and performance levels.

         Each Executive Officer participates in the Annual Incentive Plan. In 1996 the pre-determined financial targets were achieved and a bonus of 68.75% was awarded to six of them. Since, two of them were recently promoted to Executive Vice Presidents in 1997, their incentive bonus for 1996 was equivalent to that of a Senior Vice President as their previous positions. Their 1996 bonus ranged from 36% to 37.5% of their base salary. Mr. Vazquez will join the Corporation effective March 31, 1997, and did not participate in any bonus program for 1996.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

           Salustiano Alvarez Mendez           Francisco M. Rexach, Jr.
           Esteban D. Bird                     Julio E. Vizcarrondo, Jr.
           Hector R. Gonzalez

                             EXECUTIVE COMPENSATION

         The following table sets forth all cash compensation paid by the Corporation or its subsidiaries to the nine highest paid Executive Officers of the Corporation and the principal officers of the Corporation's or the Bank's subsidiaries for 1996.

                           SUMMARY COMPENSATION TABLE

                                                  Fiscal             Annual Compensation          All other
                                                   Year      Salary(a)     Bonus(b)   Other(c)  Compensation(d)   Total
                                                   ----      ---------     --------   --------  ---------------   -----
Richard L  Carrion ............................    1996      $475,000      $399,889      -0-      $ 56,558      $931,447
  Chairman,                                        1995       350,000        75,107      -0-        36,744       461,851
  President and CEO                                1994       330,000        39,712      -0-        37,556       407,268

Jorge A  Junquera .............................    1996       291,351       240,468      -0-        35,305       567,124
  Senior Executive Vice President                  1995       245,042        53,096      -0-        25,690       323,828
  of the Corporation                               1994       227,222        26,927      -0-        25,859       280,008

David H  Chafey, Jr ...........................    1996       290,451       240,357      -0-        35,196       566,004
  Senior Executive Vice President                  1995       239,713        51,897      -0-        25,680       317,290
  of the Corporation                               1994       222,118        26,287      -0-        25,278       273,683

                                                  Fiscal             Annual Compensation          All other
                                                   Year      Salary(a)     Bonus(b)   Other(c)  Compensation(d)   Total
                                                   ----      ---------     --------   --------  ---------------   -----
Larry B  Kesler .............................      1996       207,488       168,163      -0-        25,143       400,794
  Executive Vice President of the Corporation      1995       195,168        42,238      -0-        20,909       258,315
                                                   1994       180,975        21,396      -0-        20,596       222,967

Maria Isabel P  de Burckhart ................      1996       201,285       162,919      -0-        24,391       388,595
  Executive Vice President of the Corporation      1995       190,848        41,309      -0-        20,446       252,603
                                                   1994       177,100        20,938      -0-        20,155       218,193

Humberto Martin .............................      1996       198,391       161,198      -0-        24,039       383,628
  Executive Vice President of the Corporation      1995       183,695        39,732      -0-        19,679       243,106
                                                   1994       170,337        20,114      -0-        19,385       209,836

Emilio E  Pinero ............................      1996       188,677       152,579      -0-        22,863       364,119
  Executive Vice President of the Corporation      1995       180,337        39,118      -0-        18,733       238,188
                                                   1994       167,471        20,159      -0-        19,059       206,689

Roberto R  Herencia(e) ......................      1996       180,000        88,366      -0-        21,782       290,148
  Executive Vice President of the Corporation

Carlos Rom, Jr (e) ..........................      1996       155,100        74,562      -0-        18,794       248,456
  Executive Vice President of the Corporation

Thomas J  Fitzpatrick .......................      1996       275,000       156,000      -0-        72,288       503,288
  President of Equity One, Inc  (a wholly-owned    1995       260,000       690,048      153,700    54,934     1,158,682
  subsidiary of Banco Popular, FSB)                1994       236,250       150,000      -0-        15,708       401,958

Michael Polanski ............................      1996       152,000       176,962      -0-         3,032       331,994
  President of Pioneer Bancorp, Inc                1995       144,610        53,625      -0-        10,123       208,358
  (a wholly-owned subsidiary of BanPonce           1994       145,000        10,109      -0-         7,000       162,109
  Financial Corp )

Churchill Carey(e) ..........................      1996       150,000         6,000      -0-         3,750       159,750
  President of Popular Mortgage, Inc               1995       112,500         2,885      -0-         3,375       118,760
  (a wholly-owned subsidiary of the Bank)

Kenneth McGrath(e) ..........................      1996       150,000       188,200      -0-        65,750       403,950
  President of BP Capital Markets, Inc             1995       100,000       128,940      -0-         8,750       237,690
  (a wholly-owned subsidiary of
  the Corporation)

Andres F  Morrell ...........................      1996       132,000        45,100      -0-         3,750       180,850
 President of Popular Leasing & Rental,            1995       130,998         5,300      -0-        12,638       148,936
  Inc  (a wholly-owned subsidiary of the           1994       120,116        25,680      -0-           -0-       145,796
  Bank)

Edgardo Novoa ...............................      1996       128,858        39,692      -0-         3,742       172,292
  President of Popular Consumer Services, Inc      1995       118,000        22,736      -0-         1,975       142,711
  (a wholly-owned subsidiary of the Bank)          1994       110,000        19,460      -0-           -0-       129,460

Richard F  Demerjian(e) .....................      1996        37,876           -0-      -0-           -0-        37,876
  President and CEO of CombanCorp
  (a wholly-owned subsidiary of BanPonce
  Financial Corp)

----------

(a)      Salaries before deductions.
(b) For the Bank's Senior Management Committee (SMC) bonus amount includes Christmas bonus, the bonus awarded under the Annual Management Incentive Compensation Plan and the cash portion payable under the Profit Sharing Plan of the Bank, which is described on page 18. For Messrs. Morrell, Novoa and McGrath amount includes Christmas and performance bonus. For Mr. Fitzpatrick amount includes performance bonus. For Mr. Polanski, the bonus includes the second and last payment of a bonus established on his employment agreement signed at the time of the acquisition of Pioneer Bancorp, Inc.
(c) Does not include the value of perquisites and other personal benefits because the aggregate amount of such benefits does not exceed the lesser of $50,000 or 10% of total amount of annual salary and bonus of any named individual. In the case of Mr. Fitzpatrick includes amounts payable to compensate him for certain taxes payable by him with respect to the bonus received in 1995 under his employment agreement.
(d) For the Bank's SMC amount includes deferred portion awarded under the Profit Sharing Plan of the Bank, amounts accrued under the Benefit Restoration Plan, the amount from the Profit Sharing deferred and allocated to Stock Plan and Bank's matching contributions to Stock Plan, which are described on pages 18 and 19. For Messrs. Morrell, Novoa and Carey amount includes the employer matching contributions on tax-qualified plans under Section 1165(e) of Puerto Rico Internal Revenue Code of 1994. For Mr. McGrath, amount includes contribution to 1165(e) plans, Profit Sharing Deferred portion into this plan and a deferred portion of the performance bonus. For Mr. Thomas J. Fitzpatrick, these amounts represent the contribution of Equity One, Inc. pursuant to Section 401(k) of the Internal Revenue Code and deferred compensation under Supplementary Executive Retirement Plan. For Mr. Michael Polanski these amounts represent the contribution of Pioneer Bancorp., Inc. pursuant to Section 401(k) of the Internal Revenue Code and Profit Sharing Plan's deferred portion.
(e) Information presented for 1996, 1995 and 1994, except for Messrs. Churchill Carey and Kenneth McGrath, who were appointed President of Popular Mortgage, Inc. and BP Capital Markets, Inc., respectively, during 1995, for Mr. Demerjian, who was appointed President and CEO of CombanCorp during 1996, and for Messrs. Roberto R. Herencia and Carlos Rom Jr., who were appointed Executive Officers in 1997. No disclosure is required with respect to these officers.

LONG-TERM INCENTIVE PLAN

         The Board of Directors approved in 1994 a three-year incentive plan to encourage long-term corporate performance and objectives.

         A set percentage of base salary is used in determining the initial amount of the Incentive Payment at the beginning of each Plan Year. In March 1996 the Committee approved the third Plan Year target and used 25% of base salary for establishing the Incentive Payment. The target used is based on average ROE. The incentive payment shall be made in common stock of the Corporation. All common stock to be awarded under this program will be purchased in the open market.

         The amount of the shares payout is determined by multiplying the participant's target shares by a factor determined based on his level of attainment expressed as a percentage. This Long-Term Incentive Plan defines the incentive payment as follows: 75% based on the attainment of a pre-established three-year average ROE objective for the performance period and 25% based on the achievement of an average ROE greater than the Peer Group's three-year average median ROE.

         In 1996, 1995 and 1994 awards of performance shares under the Long-Term Incentive Plan were established to the Executive Officers as set forth below:

                           LONG-TERM INCENTIVE AWARDS

                                                                     ESTIMATED FUTURE PAYOUTS
                                                                   NON-STOCK-PRICE BASED PLANS
                                                                   ---------------------------
                                      NUMBER     PERFORMANCE           NUMBER OF SHARES(A)
                                        OF         PERIOD              -------------------
         NAME            YEAR        SHARES(A)   UNTIL PAYOUT   THRESHOLD     TARGET       MAXIMUM
         ----            ----        ---------   ------------   ---------     ------       -------
Richard L. Carrion ..... 1996        6,317.28  1/1/96-12/31/98     --        6,317.28     12,634.56
                         1995        5,985.98  1/1/95-12/31/97     --        5,985.98     11,971.96
                         1994        5,630.98  1/1/94-12/31/96     --        5,630.98     11,261.96

Jorge A. Junquera ...... 1996        3,790.37  1/1/96-12/31/98     --        3,790.37      7,580.74
                         1995        4,243.29  1/1/95-12/31/97     --        4,243.29      8,486.58
                         1994        3,695.96  1/1/94-12/31/96     --        3,695.96      7,391.92

David H. Chafey, Jr .... 1996        3,790.37  1/1/96-12/31/98     --        3,790.37      7,580.74
                         1995        4,151.00  1/1/95-12/31/97     --        4,151.00      8,302.00
                         1994        3,615.58  1/1/94-12/31/96     --        3,615.58      7,231.16

                                                                     ESTIMATED FUTURE PAYOUTS
                                                                   NON-STOCK-PRICE BASED PLANS
                                                                   ---------------------------
                                      NUMBER     PERFORMANCE           NUMBER OF SHARES(A)
                                        OF         PERIOD              -------------------
         NAME            YEAR        SHARES(A)   UNTIL PAYOUT   THRESHOLD     TARGET       MAXIMUM
         ----            ----        ---------   ------------   ---------     ------       -------
Larry B. Kesler ........ 1996        2,646.49  1/1/96-12/31/98     --        2,646.49     5,292.98
                         1995        3,379.65  1/1/95-12/31/97     --        3,379.65     6,759.30
                         1994        2,943.72  1/1/94-12/31/96     --        2,943.72     5,887.44

Maria Isabel P ......... 1996        2,563.50  1/1/96-12/31/98     --        2,563.50     5,127.00
 de Burckhart            1995        3,304.84  1/1/95-12/31/97     --        3,304.84     6,609.68
                         1994        2,878.56  1/1/94-12/31/96     --        2,878.56     5,757.12

Humberto Martin ........ 1996        2,537.92  1/1/96-12/31/98     --        2,537.92     5,075.84
                         1995        3,180.96  1/1/95-12/31/97     --        3,180.96     6,361.92
                         1994        2,770.66  1/1/94-12/31/96     --        2,770.66     5,541.32

Emilio E. Pinero ....... 1996        2,399.23  1/1/96-12/31/98     --        2,399.23     4,798.46
                         1995        3,122.82  1/1/95-12/31/97     --        3,122.82     6,245.64
                         1994        2,720.02  1/1/94-12/31/96     --        2,720.02     5,440.04

         (a) the number of shares for 1995 and 1994 were adjusted to reflect a stock split of one share for each share outstanding effected in a form of a dividend, on July 1, 1996.

         The share awards shown above are payable at the end of each three-year performance period if objectives are attained. Dividends that would be payable on the shares of stock, if they were held by the Executive Officers, will be credited and become part of the Incentive Payment. At the option of the participant, a portion equal to the estimated tax due with respect to the incentive payments of the awards may be paid in cash.

         If the Corporation's target is met or exceeded, the share payments corresponding to the Corporation's and Peer Group's goals are increased separately by a leverage factor that cannot exceed two times the target share amounts.

         Even if the ROE for the Corporation does not equal or exceed the Peer three-year average median ROE, the Human Resources and Compensation Committee, at its own discretion, may recommend the distribution of 25% of the targeted bonus if the results attained for the Plan Year average represent an improvement of no less than 25% over the base year.

         Results for the first Plan Year 1994-1996 will be presented to the Human Resources and Compensation Committee in March 1997. Executive Officers will be provided with the opportunity to defer their incentive payment or part of such payment. This alternative is an amendment to the original Plan that was approved by the Board of Directors in December 1996.

OTHER INCENTIVE COMPENSATION PLANS

         The Bank has an Annual Management Incentive Plan for different management levels. Under this Plan, incentive bonuses are based on individual performance as well as the Corporation or Bank's performance, measured by net income and ROE. The weight assigned to the Corporation or the Bank's performance objectives varies according to management level, but the weight of individual performance applies equally to all managers participating.

         The Bank also has an Excellence in Performance Program in which all employees participate. This program rewards employees for extraordinary personal contributions that are non-recurring in nature, typically not recognizable through merit or promotional salary action, and clearly recognized as such by management and peers alike.

         Additionally, the Bank has several functional incentive programs that reward employee productivity in specific areas.

PROFIT SHARING PLAN OF THE BANK

         All officers and regular monthly salaried employees of the Bank as of January 1, 1976, or hired after that date, are active participants in the Bank's Profit Sharing Plan, as of the first day of the calendar month following completion of one year of service.

         Under this plan the Bank's annual contribution is determined by the Board of Directors based on the profits of the Bank for the year. The amount allocated to each officer or employee is based on his or her earned salary for the year. The total amount contributed for the year 1996 was $23,495,571, of which 50% was contributed to the Deferred Compensation Plan, 10% to the Stock Plan and the remainder was paid in cash.

BENEFIT RESTORATION PLAN OF THE BANK

         Effective January 1, 1994, the Internal Revenue Service (IRS) set a limit of $150,000 as the amount of compensation that may be considered in calculating future retirement payments from qualified pension plans. This tax law applies to the Bank's Retirement, Profit Sharing and Stock Plan.

         The Board of Directors has approved a "Benefit Restoration Plan" for those officers whose annual compensation is higher than the established limit. This non-qualified plan will provide those benefits that cannot be accrued under the Bank's Retirement and Profit Sharing Plan, which are qualified plans. Benefits under the Benefit Restoration Plan shall be equal to the account balance that would be provided under the Profit Sharing Plan and equal to the benefits that would have been accrued under the Retirement Plan. The Plan is unfunded.

RETIREMENT PLAN OF THE BANK

         The Bank has a non-contributory, defined benefit Retirement Plan covering substantially all regular monthly employees. Monthly salaried employees are eligible to participate in the Plan following the completion of one year of service and 21 years of age. Pension costs are funded in accordance with the minimum funding standards under the Employee Retirement Income Security Act ("ERISA").

         The basis for the Retirement Plan formula is Total Compensation, which includes, Christmas Bonus, incentives, overtime, differentials, Profit Sharing cash bonuses and any other compensation received by the employees. Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for Social Security or other payments received by participants.

         Normal retirement age at the Bank is a combination of years of age and completed years of service totalling 75. Meanwhile, early retirement is at 55 years of age with 10 years of service. Employees with 30 years of service or more are provided with a retirement benefit of 40% of Total Compensation. Benefits are reduced only if the employee retires before age 55. Benefits are subject to the U.S. Internal Revenue Code limits on compensation and benefits.

         The following table sets forth the estimated annual benefits that would become payable under the Retirement Plan and the Benefit Restoration Plan based upon certain assumptions as to total compensation levels and years of service. The amounts payable in this table are not necessarily representative of amounts that may actually become payable under the plans. The amounts represent the benefits upon retirement on December 31, 1996, of a participant at age 65.

            Total
         Compensation           Estimated Annual Benefits / Years of Service
        ----------------------------------------------------------------------------
                           15           20           25           30           35
                           --           --           --           --           --
         $1,000,000     $183,000     $256,000     $328,000     $400,000     $400,000
            900,000      165,000      230,000      295,000      360,000      360,000
            800,000      146,000      204,000      262,000      320,000      320,000
            700,000      128,000      179,000      230,000      280,000      280,000
            600,000      110,000      153,000      197,000      240,000      240,000
            500,000       92,000      128,000      164,000      200,000      200,000
            400,000       73,000      102,000      131,000      160,000      160,000
            300,000       55,000       77,000       98,000      120,000      120,000

         The 1996 total compensation and estimated years of service at age 65 for the five highest paid key policy-making Executive Officers are as follows:

                                              1996      ESTIMATED YEARS
                                              TOTAL      OF SERVICE AT
                                          COMPENSATION      AGE 65
                                          ------------      ------
Richard L. Carrion ...................      $931,000        41.5
Jorge A. Junquera ....................       567,000        42.3
David H. Chafey, Jr ..................       566,000        38.5
Larry B. Kesler ......................       401,000        16.5
Maria Isabel P. de Burckhart .........       389,000        35.3

STOCK PLAN OF THE BANK

         The Bank has adopted two Stock Plans, one covering employees of the Bank in Puerto Rico and another covering employees of the Bank in the U.S., and the British and U.S. Virgin Islands. All regular monthly salaried employees are eligible to participate in the Stock Plans following the completion of three-months of service.

         The Bank may contribute a discretionary amount based on the profits of the Bank for the year, which is allocated to each officer or employee based on his or her basic salary for the year, as determined by the Board of Directors. The Stock Plans also allow employees to voluntarily elect to defer a predetermined percentage not to exceed 10% of their pre-tax base compensation (after tax in the British Virgin Islands) up to a maximum amount as determined by the applicable tax laws. The Bank will match 50% of the amount contributed by a participant up to a maximum of 2% of the participant's annual base salary.

         All contributions to the Stock Plans are invested in shares of common stock of the Corporation, which are purchased in the open market.

                             BANPONCE CORPORATION
                              PERFORMANCE GRAPH

         The following Performance Graph compares the cumulative total shareholder return during the measurement period with the cumulative total return, assuming reinvestment of dividends, of the S & P 500 Index and the S & P Bank Composite Index. The cumulative total shareholder return was obtained by dividing (i) the cumulative amount of dividends per share, assuming dividend reinvestment, since the measurement date, December 31, 1991 plus (ii) the change in the per share price since the measurement date, by the share price at the measurement date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         TOTAL RETURN AS OF DECEMBER 31
                           (DECEMBER 31, 1991 = 100)



                                BanPonce Corporation
                                --------------------
                             TOTAL SHAREHOLDER RETURNS
                             -------------------------
                              (DIVIDENDS REINVESTED)




                                                         INDEXED RETURNS
                              Base                        Years Ending
                             Period
Company/Index                 Dec91      Dec92      Dec93     Dec94      Dec95      Dec96
------------------------------------------------------------------------------------------
BANPONCE CORP                 100        161.95     171.15    160.36     228.06     407.92
BANKS COMPOSITE               100        131.87     145.37    137.92     219.78     311.09
S&P 500 INDEX                 100        107.62     118.46    120.03     165.13     203.05


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors intends to retain the services of Price Waterhouse as the independent auditors of the Corporation for the year 1997. This international firm of public accountants has served as independent auditors of the Bank since 1971 and of the Corporation since May 1991, when it was appointed by the Board of Directors.

         Representatives of Price Waterhouse will attend the Stockholders Meeting and will be available to answer any questions that may arise; they will also have the opportunity to make a statement if they so desire.

                NOMINATIONS OTHER THAN BY THE BOARD OF DIRECTORS

         Nominations for Directors, other than those made by or on behalf of the existing Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the President or the Secretary of the Corporation not less than fifteen (15) days prior to April 25, 1997. The notice of such nominations shall contain the following information to the extent known by the notifying stockholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying stockholder; and
(e) the number of shares of common stock of the Corporation owned by the notifying stockholder. Nominations not made in accordance with the above may be disregarded by the Chairman of the Meeting, at his discretion, and upon his instructions, the members of the vote-counting committee may disregard all votes cast for each such nominee.

                       RESTATED ARTICLES OF INCORPORATION
                   PROPOSAL 2: AMENDMENT TO ARTICLE FIRST OF
                       RESTATED ARTICLES OF INCORPORATION

         The Board of Directors recommends the amendment of Article First of the Corporation's Restated Articles of Incorporation in the manner shown in Annex I hereto. The proposed amendment to Article First would change the name of the Corporation from BanPonce Corporation to Popular, Inc.

         The Board of Directors believes that the change of the Corporation's name is necessary to provide a cohesive identity throughout the organization in light of the geographic and business diversification strategies being currently pursued. The proposed name would capitalize on the strength and tradition of the Corporation's principal subsidiary Banco Popular, Puerto Rico's premier banking institution. At the same time, it recognizes that the Corporation is a diverse, multifaceted organization encompassing a broad range of financial services including: mortgage banking, lease financing, consumer finance, investment banking, and processing services operating in various geographic markets.

         The resolution attached to this Proxy Statement as Annex I will be submitted for adoption at the Annual Meeting. The affirmative vote of two thirds (2/3) of the shares of the Corporation's Common Stock, par value $6, is necessary for the adoption of the amendment to Article First. Proxies will be voted in favor of the resolutions unless otherwise instructed by the stockholders. Abstention and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the Amendment. The Board has declared the desirability of its adoption and recommends a vote FOR the resolutions.

                       RESTATED ARTICLES OF INCORPORATION
                   PROPOSAL 3: AMENDMENT TO ARTICLE FIFTH OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         The Board of Directors recommends the amendment of Article Fifth of the Corporation's Restated Articles of Incorporation in the manner shown in Annex II hereto. The proposed Amendment to Article Fifth would change the number of authorized shares of the Corporation's Common Stock, par value $6, from ninety million (90,000,000) to one hundred and eighty million (180,000,000) shares and the authorized shares of preferred stock without par value from ten million (10,000,000) to twenty million (20,000,000). These changes would be effective upon the date of filing the Amendment to the Restated Articles with the Department of State in the Commonwealth of Puerto Rico.

         The Board of Directors believes that it is in the best interest of the Corporation and its stockholders that the Corporation has sufficient number of authorized but unissued shares available for possible use in future acquisition and expansion opportunities that may arise, for general corporate needs such as future stock dividends or stock splits, and for other proper purposes within the limitations of the law, as determined by the Board of Directors. The Corporation has no current plans to use its authorized but unissued shares of Common Stock, par value $6, for any particular purpose. Such shares would be available for issuance without further action by the shareholders, except as otherwise limited by applicable law.

         If additional shares of Common Stock are issued by the Corporation, it may potentially have an anti-takeover effect by making it more difficult to obtain shareholders' approval of various actions, such as a merger. Also, the issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and equity, and may have a dilutive effect on the voting power of existing shareholders if the preferential rights provided in Article Sixth are not applicable. The terms of any Common Stock issuance will be determined by the Corporation's Board of Directors, will depend upon the reason for the issuance and largely on market conditions and other factors existing at the time. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Corporation or to effect large accumulations of the Corporation's Common Stock.

         The Restated Certificate of Incorporation of the Corporation authorizes its Board of Directors to fix the designation, voting powers, preferences, limitations and relative rights of the Corporation's preferred stock or series of preferred stock at that time of issuance. The holders of Common Stock may be adversely affected since preferred stock issued in the future may be designated special rights or preferences by the Board over the holders of the Corporation's Common Stock as to dividends, liquidation rights, voting rights (e.g., separate class right to approve a merger or sale of substantially all the assets of the Corporation) and other matters. The issuance of preferred stock under certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Corporation.

         The resolution attached to this proxy as Annex II will be submitted for adoption at the Annual Stockholders meeting. The affirmative vote of the holders of shares of Common Stock, par value $6, of the Corporation entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposed amendment in accordance with the terms of Article Fifth of the Restated Articles of Incorporation. Proxies will be voted for the resolutions unless otherwise instructed by the stockholders. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposed Amendment. The Board of Directors has declared the desirability of the adoption of this amendment and recommends a vote FOR the resolutions.

           PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Corporate Secretary, at its principal executive offices, Popular Center Building, San Juan, Puerto Rico, 00918, not later than November 25, 1997 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 1998 Annual Meeting of Stockholders.

                                 OTHER MATTERS

         Management does not know of any other matters to be brought before the Meeting other than those described previously. Proxies in the accompanying form will confer discretionary authority to Management with respect to any such other matters presented at the meeting.

         To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one recordholder, all should sign.

         Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card.

         San Juan, Puerto Rico, March 19, 1997



              RICHARD L. CARRION                      SAMUEL T. CESPEDES
              Chairman, President                          Secretary
         and Chief Executive Officer

                                                                         ANNEX I

                      PROPOSED AMENDMENT TO ARTICLE FIRST
                     OF RESTATED ARTICLES OF INCORPORATION

         RESOLVED, that Article First of the Restated Articles of Incorporation of BanPonce Corporation be, and it hereby is, amended in its entirety to read as follows:

         "FIRST:  The name of the Corporation is Popular, Inc."

         RESOLVED, FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Articles of Incorporation of the Corporation, including without limitation, filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico.

                                                                        ANNEX II

                      PROPOSED AMENDMENT TO ARTICLE FIFTH
                     OF RESTATED ARTICLES OF INCORPORATION

         RESOLVED, that Article Fifth of the Restated Articles of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

         "FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.

         The total number of shares of all classes of capital stock that the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is two hundred million shares (200,000,000), of which one hundred eighty million shares (180,000,000) shall be shares of Common Stock of the par value of $6, per shares (hereinafter called "Common Stock"), and twenty million (20,000,000) shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock").

         The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                  (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                           (a) the designation of such series;

                           (b) the purchase price that the Corporation shall
receive for each share of such series;

                           (c) the dividend rate of such series, the conditions
and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                           (d) whether the shares of such series shall be
subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                           (e) the terms and amounts of any sinking fund
provided for the purchase or redemption of the shares of such series;

                           (f) whether the shares of such series shall be
convertible into or exchangeable for shares of any other class of classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                           (g) the extent, if any, to which the holders of the
shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                           (h) the restrictions and conditions, if any, upon the
reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

                           (i) the rights of the holders of the shares of such
series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

(2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Articles of Incorporation of the Corporation, including without limitation on filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico."

             PROXY                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
  [BANPONCE CORPORATION LOGO]           The undersigned hereby appoints Richard L. Carrion, Jorge A. Junquera and David
                                        H. Chafey Jr. as Proxies, each with the power to appoint his substitute, and
        P.O. Box 362708                 authorizes them to represent and to vote as designated below all the shares of
San Juan, Puerto Rico 00936-2708        common stock of BanPonce Corporation held on record by the undersigned on March
                                        7, 1997, at the Annual Meeting of Shareholders to be held at the Centro Europa
                                        Building, 3rd Floor, San Juan, Puerto Rico, on April 25, 1997, at 10:00 a.m. or
                                        at any adjournments thereof, as follows:


1. ELECTION OF DIRECTORS - Nominees:

         SALUSTIANO ALVAREZ MENDEZ                    ALFONSO F. BALLESTER                         JORGE A. JUNQUERA
         [ ] VOTE GRANTED FOR all nominees            [ ] VOTE WITHHELD FOR all nominees

         [ ] Vote granted, except for the following nominee(s) (insert in the space provided below the names of those nominees for whom you do not wish to vote)

2. TO AMEND ARTICLE FIRST of the Restated Articles of Incorporation to change the name of the Corporation to Popular, Inc.

         [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN                [ ] VOTE WITHHELD

3. TO AMEND ARTICLE FIFTH of the Restated Articles of Incorporation to increase the authorized number of shares of common stock, par value $6, from 90,000,000 to 180,000,000 and of preferred stock, without par value, from 10,000,000 to 20,000,000.

         [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN                [ ] VOTE WITHHELD

4. AT THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION
   IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1, 2 and 3. Please refer to instructions below.


                                                                                         -----------------------------------------
                                                                                         Signature

                                                                                         -----------------------------------------
                                                                                         Signature

                                                                                                               -------------------
                                                                                                                      DATE

                                                                                                (VEA AL DORSO TEXTO EN ESPANOL)

                           PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                      No Postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.
------------------------------------------------------------------------------------------------------------------------------------
                                                        -   FOLD AND DETACH HERE  -


                                        INSTRUCTIONS:
-------------------------------
                                        Please sign exactly as your name appears above. When shares are held by joint
         ANNUAL MEETING                 tenants or by tenants in common, each holder should sign. When signing as
               OF                       attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, the president or other authorized officer should sign
  [BANPONCE CORPORATION LOGO]           under the full corporate name and the position of such authorized officer should appear below the signature. If a partnership, please sign in partnership name by
-------------------------------         authorized person.


    Friday, April 25, 1997                                           [GRAPHIC OMITTED]
          10:00 a.m.
    Centro Europa Building
    San Juan, Puerto Rico


          APODERAMIENTO                         ESTE APODERAMIENTO SE SOLICITA A NOMBRE DE LA JUNTA DE DIRECTORES.

  [BANPONCE CORPORATION LOGO]           El que suscribe por la presente designa a Richard L. Carrion, Jorge A. Junquera
                                        y a David H. Chafey, Jr. como Apoderados, cada uno con plenas facultades de
        P.O. Box 362708                 sustitucion y autoriza a cualquiera de ellos a representar y votar todas las
San Juan, Puerto Rico 00936-2708        acciones comunes de BanPonce Corporation registradas a nombre del que suscribe en los libros de la Corporacion al 7 de marzo de 1997 en la Reunion Ordinaria de
                                        Accionistas a celebrarse en el Edificio Centro Europa, Tercer Piso, San Juan,
                                        Puerto Rico, el 25 de abril de 1997 a las 10:00 a.m., o en cualquier continuacion de esa reunion, como sigue:


1. ELECCION DE DIRECTORES - Candidatos:

         SALUSTIANO ALVAREZ MENDEZ                    ALFONSO F. BALLESTER                         JORGE A. JUNQUERA

         [ ] VOTO A FAVOR de todos los candidatos     [ ] AUTORIDAD NO CONCEDIDA para votar por todos los candidatos

         [ ] VOTO A FAVOR, excepto por los siguientes candidatos (escriba en el espacio provisto abajo los nombres de los candidatos a favor de quienes usted no quiere votar)

2. PARA ENMENDAR EL ARTICULO PRIMERO de los Articulos de Incorporacion Enmendados, para cambiar el nombre de BanPonce
   Corporation a Popular, Inc.

         [ ] VOTO A FAVOR           [ ] VOTO EN CONTRA         [ ] ME ABSTENGO DE VOTAR   [ ] AUTORIDAD NO CONCEDIDA para votar

3. PARA ENMENDAR EL ARTICULO QUINTO de los Articulos de Incorporacion Enmendados para aumentar el numero de acciones autorizadas con un valor par de $6, de 90,000,000 a 180,000,000 y el de las acciones preferidas, sin valor par, de 10,000,000 a 20,000,000.

         [ ] VOTO A FAVOR           [ ] VOTO EN CONTRA         [ ]ME ABSTENGO DE VOTAR    [ ]AUTORIDAD NO CONCEDIDA para votar

4. LOS APODERADOS QUEDAN AUTORIZADOS a votar, a su discrecion, sobre cualquier otro asunto que pueda propiamente traerse ante la
   Reunion. ESTE APODERAMIENTO DEBIDAMENTE FORMALIZADO SE EJERCITARA DE ACUERDO CON LA SELECCION QUE HAGA EL ACCIONISTA QUE
   SUSCRIBE. SI NO SE HACE SELECCION ALGUNA, ESTE APODERAMIENTO SE VOTARA "A FAVOR" DEL ASUNTO 1, 2 Y 3. Favor de referirse a la parte inferior para instrucciones.

                                                                                       -----------------------------------------
                                                                                       Firma

                                                                                       -----------------------------------------
                                                                                       Firma

                                                                                                     ---------------------------
                                                                                                               FECHA

                                                                                               (ENGLISH VERSION ON REVERSE SIDE)

 FAVOR DE FIRMAR, FECHAR Y DEVOLVER ESTA TARJETA DE APODERAMIENTO PRONTAMENTE EN EL SOBRE INCLUIDO. No se requiere franqueo si se envia por correo en los Estados Unidos, Puerto Rico o las Islas Virgenes Estadounidenses.
------------------------------------------------------------------------------------------------------------------------------------
                                                      DOBLE Y DESPRENDA AQUI


                                                Instrucciones:
     -----------------------------
                                                Favor de firmar exactamente como aparece su nombre arriba. Todos los duenos
             Reunion Anual                      mancomunados deben firmar. Cuando firme como apoderado, albacea, administrador,
                 de                             fiduciario o custodio, favor de hacer constar claramente en la condicion que firma. Si se trata de una corporacion, debera firmar el presidente u otro
      (BANPONCE CORPORATION LOGO)               oficial debidamente autorizado bajo el nombre completo de la corporacion y el puesto de dicho oficial debera aparecer debajo de su firma. Si se trata de una
     -----------------------------              sociedad, debera firmar una persona debidamente autorizada a nombre de la sociedad.
     Viernes, 25 de abril de 1997
            10:00 a.m.
        Edificio Centro Europa                                              [GRAPHIC OMMITTED]
        San Juan, Puerto Rico
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